UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2022

Vaxcyte, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	01-39323	46-4233385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 Industrial Road Suite 300 San Carlos, California	94070
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 650 837-0111

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PCVX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 19, 2022 (the “Effective Date”), Vaxcyte, Inc. (“Vaxcyte”) entered into an option grant agreement (the “Option Agreement”) with Sutro Biopharma, Inc. (“Sutro,” and together with Vaxcyte, the “Companies”), pursuant to which Vaxcyte acquired from Sutro (i) authorization to enter into an agreement with an independent alternate contract manufacturing organization (“CMO”) to directly source Sutro’s cell-free extract (“Extract”), allowing Vaxcyte to have direct oversight over financial and operational aspects of the relationship with the CMO; and (ii) a right, but not an obligation, to obtain certain exclusive rights to internally manufacture and/or source Extract from certain CMOs and the right to independently develop and make improvements to Extract (including the right to make improvements to the Extract manufacturing process as well as cell lines) for use in connection with the exploitation of certain vaccine compositions (the “Option”). Promptly following the Effective Date, the Companies have agreed to negotiate the terms and conditions of a form definitive agreement to be entered into in the event Vaxcyte exercises the Option, which shall include the terms and conditions set forth in an executed term sheet between the Companies (the “Term Sheet”) and such terms that are necessary to give effect to each of the terms and conditions set forth in the Term Sheet (the “Form Definitive Agreement”). The Option period is five years from the date of the Option Agreement, subject to potential acceleration in the event of a change of control of Vaxcyte.

As consideration for the Option and other rights and authorizations granted to Vaxcyte under the Option Agreement, Vaxcyte agreed to pay Sutro upfront consideration of $22.5 million, consisting of (i) $10.0 million in cash and $7.5 million in shares of Vaxcyte common stock within five and seven days of the execution of the Option Agreement, respectively, and (ii) $5.0 million within five business days after the Companies mutually agree in writing upon the Form Definitive Agreement. In the event that Vaxcyte elects to exercise the Option, Vaxcyte would pay Sutro an aggregate Option exercise price of $75.0 million in cash in two installments and, upon the occurrence of certain regulatory milestones, certain additional milestone payments totaling up to $60.0 million in cash. In the event that Vaxcyte undergoes a change of control, certain rights and payments may be accelerated.

The foregoing description of the terms of the Option Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the complete text of the Option Agreement, which will be filed with the Securities and Exchange Commission as an exhibit to Vaxcyte’s Annual Report on Form 10-K for the year ended December 31, 2022. Vaxcyte intends to request confidential treatment for certain terms of the Option Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 20, 2022	By:	/s/ Andrew Guggenhime
Andrew Guggenhime
President and Chief Financial Officer